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                                                                    EXHIBIT 10.5



                                  May 25, 2000



R. Clayton McWhorter
Chairman
Clayton Associates
113 Seabord Lane
Suite B 200
Franklin, Tennessee 37067-8215


         RE:  RETIREMENT BENEFITS

Dear Clayton:

         You have advised us that you are retiring as a director of Columbia/HCA Healthcare Corporation (the "Company") effective at the Company's annual meeting of shareholders. On behalf of the Company, I write to express our deepest appreciation for the many valuable contributions you have made to the Company and to confirm the benefits being made available to you in connection with your retirement from our board of directors. In recognition of your service to the Company and for your undertaking of the obligations hereunder, the Company hereby agrees as follows:

                  1. Stock Options. Concurrent with your retirement from the Board, the Company will take action which provides that, with your consent and the execution of a mutually agreeable amendment, all of your currently outstanding options to purchase shares of the Company's common stock granted to you pursuant to the Columbia/HCA Healthcare Corporation Outside Directors Stock and Incentive Compensation Plan (the "Plan") or other plans in which you may participate will be amended to allow your options to continue to vest and remain exercisable at any time through their expiration date notwithstanding your retirement from our board of directors.


                  2. Restricted Stock. Concurrent with your retirement from the Board, the Company will take action which provides that, with your consent and the execution of a mutually agreeable amendment, all of the restricted stock units granted to you pursuant to the Plan will be amended to continue to vest notwithstanding your retirement from our board of directors.

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                  3.       Withholding Tax Payments. To the extent required by
         law, federal, state and local income and payroll withholding taxes shall be withheld on all amounts payable to you pursuant to this letter agreement.

                  4. Cooperation. From and after the date hereof, you agree to cooperate in all reasonable respects with the Company and its affiliates and subsidiaries and their respective directors, officers, attorneys and experts in connection with the conduct of any action, proceeding, or litigation involving the Company or any of its subsidiaries and affiliates. The Company will reimburse you for any reasonable out-of-pocket expenses incurred by you in connection with your compliance with this Section 4.

                  5. General Release. In consideration of the benefits provided to you under this Agreement, you hereby release and discharge the Company, its subsidiaries and affiliates and each of their respective officers, employees, directors and agents from any and all claims, actions and causes of action (collectively "Claims"), including without limitation, any Claims arising under any applicable federal, state or local or foreign law, that you may have, or in the future may possess, arising out of (i) your association or employment relationship with and service as a director, employee or officer of the Company or any of its subsidiaries or affiliates, and the termination of such relationship or service or (ii) any event, condition, circumstance or obligation that occurred, existed or arose on or prior to the date hereof; provided however, that the release set forth in this section will not apply to (A) the obligations of the Company under this Agreement and (B) the obligations of the Company and its subsidiaries to continue to provide director and officer indemnification. You agree that the benefits described in this Agreement will be in full satisfaction of any and all claims for payments or benefits, whether express or implied, that you may have against the Company or any of its subsidiaries or affiliates arising out of your service as a director of Company or any of its subsidiaries or affiliates and the termination thereof.

                  6. Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the matters covered hereby and supersedes and replaces any express or implied prior agreement with respect to the terms of your service as a director with the Company.
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                  7.       GOVERNING LAW. This Agreement will be governed by,
         and construed in accordance with the laws of the state of Tennessee.

         We appreciate your service to the Company and wish you well in your future endeavors.

                              Very truly yours,


                              /s/ THOMAS F. FRIST, JR., M.D.
                              --------------------------------------------
                              Thomas F. Frist, Jr., M.D.




Accepted and agreed:




/s/ R. CLAYTON MCWHORTER
--------------------------------
R. Clayton McWhorter





Date: May 25, 2000
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